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                                                                    EXHIBIT 4.15

                               FIRST AMENDMENT TO
                               PURCHASE AGREEMENT

                  This FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment" or "Agreement"), dated as of February 20, 2004, is made by and among ERICO INTERNATIONAL CORPORATION, an Ohio corporation (the "Issuer"), ERICO Products, Inc., an Ohio corporation (the "Subsidiary Guarantor" or "Guarantor"), and CVC CAPITAL FUNDING, LLC, a Delaware limited liability company ("Holder"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).

                  WHEREAS, the Issuer, the Subsidiary Guarantor and Citibank, N.A. ("Citibank") entered into a Purchase Agreement dated as of September 9, 2002 (the "Purchase Agreement");

                  WHEREAS, pursuant to that certain Assignment and Acceptance, dated as of September 12, 2002, by and between Citibank and Holder, (i) Citibank sold and assigned to Holder, and Holder purchased and assumed from Citibank, all of Citibank's rights, title, interests and obligations in and under each of the Purchase Agreement and the Indenture, and (ii) Holder became a party to the Purchase Agreement and the Indenture;

                  WHEREAS, the Issuer proposes to issue $140.9 million of Eligible Debt Securities (the "Exchange Securities") and to exchange Securities having an aggregate principal amount of $19.4 million for Exchange Securities having an aggregate principal amount equal to an amount to be calculated in accordance with the terms of the Purchase Agreement (such exchange the "Exchange Transaction"); and

                  WHEREAS, the Issuer has requested that Holder amend certain provisions of the Agreement to permit the Exchange Transaction and transactions related thereto, all on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                  1. Amendment to Agreement. Section 6 of the Agreement is hereby amended by deleting Section 6 thereof in its entirety and replacing it with the following:

                           "6.      Exchange.

                           (a) Concurrently with and at any time following any issuance of Eligible Debt Securities (as defined below) prior to August 15, 2004 (the "Exchange Deadline") by (i) the Issuer, (ii) ERICO Holdings or (iii) Global, at the option of the Purchaser, pursuant to the provisions of Section 6(b) below, (x) the Issuer shall exchange (an "Exchange") or cause ERICO Holdings or Global to exchange, at the option of the Purchaser, all or a portion of the Purchaser's then outstanding Securities (the Securities to be so exchanged, the "Exchange Securities"), and the Purchaser will exchange such Exchange Securities, for Eligible Debt Securities having a principal amount equal to the product of (A) the principal amount of the Exchange Securities multiplied by (B) the price at which the Eligible Debt Securities are offered to investors by the initial purchasers thereof (expressed as a percentage of the principal amount of the Eligible Debt Securities so

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                  offered) and (y) the Issuer shall pay or cause ERICO Holdings or Global to pay all accrued and unpaid interest on the Exchange Securities.

                           As used herein, "Eligible Debt Securities" means debt
                  securities that (i) are issued by the Issuer, ERICO Holdings or Global (such issuer, the "Exchange Issuer") to qualified institutional buyers (as defined in Rule 144A under the Securities Act) pursuant to Section 4(2) of the Securities Act in an aggregate principal amount of not less than $100.0 million, (ii) are intended to be eligible for resale pursuant to Rule 144A of the Securities Act, (iii) have terms no less favorable to the Exchange Issuer than market terms for an issuance of debt securities issued by issuers in the same industry as the Issuer with ratings from nationally recognized rating agencies identical to the ratings assigned to the Exchange Issuer, (iv) are subject to a registration rights agreement to be entered into by and among the Exchange Issuer and the initial purchasers of such Eligible Debt Securities (including, without limitation, the Purchaser, if the Purchaser has elected to exchange any Securities for such Eligible Debt Securities pursuant to this Section 6(a)), pursuant to which the Exchange Issuer will have agreed to (A) file a registration statement (the "Exchange Offer Registration Statement") after the issue date of such Eligible Debt Securities (such issue date, the "Eligible Debt Securities Issuance Date") with respect to an offer to exchange such Eligible Debt Securities for new issues of debt securities of the Exchange Issuer registered under the Securities Act, with terms substantially identical to those of the Eligible Debt Securities, and (B) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC on or prior to a specified date after the Eligible Debt Securities Issuance Date (subject to remedies and exceptions usual and customary for registration rights granted in connection with an initial issuance of high-yield debt securities); provided, that if and to the extent that the Commission's rules and regulations in effect on the Eligible Debt Securities Issuance Date (or any of its interpretations thereof) prohibit the Exchange Issuer from granting the Purchaser registration rights on the foregoing terms and conditions, then the Exchange Issuer and the Purchaser instead shall enter into a registration rights agreement providing for "shelf" registration rights in connection with the Eligible Debt Securities to be acquired by Purchaser pursuant to
                  Section 6(a), in substantially the same form as the registration rights agreement to be executed and delivered by and among the Exchange Issuer and the Initial Purchasers (the applicable form of registration rights agreement, the "Registration Rights Agreement"), and (v) qualify as a Qualifying Collateral Debt Asset (as defined in the CVC Capital Indenture).

                           (b) At least ten Business Days prior to any Eligible Debt Securities Issuance Date, the Issuer shall give written notice of the proposed Exchange to the Purchaser and the trustee, if any, under the Indenture. Such notice shall set forth (i) the proposed Eligible Debt Securities Issuance Date, (ii) the aggregate principal amount of Eligible Debt Securities to be so issued and (iii) the price at which the Eligible Debt Securities will be offered to investors by the initial purchasers thereof (expressed as a percentage of the principal amount of the Eligible Debt Securities so offered). The Purchaser may elect at any time on or

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                  prior to the Exchange Deadline to exchange, pursuant to the terms and conditions of Section 6(a) above, all or any portion of the outstanding Securities held by the Purchaser for such Eligible Debt Securities by delivering a written notice to the Issuer setting forth (i) the aggregate principal amount of the Securities to be so exchanged and (ii) the intended effective date for such Exchange, which date, if not the Eligible Debt Securities Issuance Date, shall be no earlier than two Business Days following receipt by the Issuer of such notice. The parties hereto agree that, as a condition to the effectiveness of any Exchange, (i) the Purchaser shall have received payment in full in immediately available funds of (A) all reasonable expenses (including attorney's fees) incurred in connection with the negotiation and execution of any documents, instruments and agreements executed and/or delivered in connection therewith and (B) all accrued and unpaid interest on the Securities to be exchanged to the date of such Exchange, (ii) the Exchange Issuer, the Purchaser and, if applicable, the other initial purchasers of such Eligible Debt Securities shall have executed and delivered the Registration Rights Agreement, and such agreement shall be in full force and effect, and (iii) the trustee, if any, under the Indenture shall have received all documents required under the Indenture or otherwise requested by such trustee in connection with such Exchange. The parties hereby waive the notice requirements under this Section 6(b) in connection with the Exchange Transaction.

                           (c) If, upon the occurrence of the Exchange Deadline, less than all of the Securities have been exchanged for Eligible Debt Securities pursuant to Section 6(a) above, the Issuer may, at its option, redeem all or any portion of the then issued and outstanding Securities in accordance with the terms of the Indenture and the Securities.

                           (d)      Subject to the terms and conditions of this
                  Section 6, each of the Issuer, the Subsidiary Guarantor, the Exchange Issuer, and the Purchaser shall take or cause to be taken all actions and do or cause to be done all things necessary to consummate and make effective the transactions contemplated by Section 6(a) and 6(c) above."

                  2. Representations and Warranties. Each of the Issuer and the Subsidiary Guarantor represents and warrants, on and as of the date hereof, and as of the Effective Date, as follows:

                  (a) The execution and delivery by the Issuer and the Subsidiary Guarantor of, and the performance by the Issuer and the Subsidiary Guarantor of its obligations under, this Amendment will not contravene (i) any agreement or other instrument binding upon the Issuer or the Subsidiary Guarantor or any of their respective Subsidiaries (including, without limitation, the Credit Agreement); (ii) any provision of applicable law, (iii) any provision of the certificate of incorporation or by-laws of the Issuer and the Subsidiary Guarantor, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, the Subsidiary Guarantor or any Subsidiary. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer and the Subsidiary Guarantor of their obligations under this Amendment.

                  (b) This Amendment has been duly authorized, executed and delivered by each of the Issuer and the Subsidiary Guarantor and is a valid and binding obligation of each of the Issuer and the

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Subsidiary Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (c) Since December 31, 2003, there has not occurred any Material Adverse Effect or any development reasonably likely to result in a Material Adverse Effect.

                  (d) Subject to the immediately proceeding sentence, no Default or Event of Default exists under the Indenture and, immediately after giving effect to this Amendment, no such Default or Event of Default will exist. The parties hereto agree that neither the issuance of Eligible Debt Securities pursuant to the Exchange Transaction or any other action taken by the Company in connection therewith shall constitute a Default or Event of Default under
Section 4.12 of the Indenture.

                  3. Conditions. This Amendment shall become effective as of the date upon which all of the following conditions are satisfied (the "Effective Date"):

                  (a) Holder, the Subsidiary Guarantor and the Issuer shall have executed and delivered an amendment to the Indenture in the form attached hereto as Exhibit A (the "Indenture Amendment"), and such Indenture Amendment shall be in full force and effect.

                  (b) Holder shall have received duly executed Securities from the Company in an aggregate principal amount of $30.0 million, in the form attached hereto as Exhibit B, for the account of Holder and dated on or before the Effective Date (the "Replacement Notes").

                  (c) The representations and warranties of each of the Issuer and the Subsidiary Guarantor set forth in Section 2 above shall be true and correct as of the Effective Date and each of the Issuer and the Subsidiary Guarantor shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to the Effective Date.

                  (d) Holder shall have received on the Effective Date a certificate, dated the Effective Date and signed by an officer of the Issuer, to the effect that the representations and warranties of the Issuer and the Subsidiary Guarantor contained in this Amendment are true and correct as of the Effective Date and that each of the Issuer and the Subsidiary Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Effective Date. The Issuer's officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (e) Holder shall have received on or before the Effective Date the following documents:

                           (i)      counterparts hereof signed by each of the
parties listed on the signature pages hereof (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by Holder in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                           (ii)     copies of the certificate of incorporation
or articles of incorporation, as applicable, of each of the Issuer and the Subsidiary Guarantor and certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation;

                           (iii)    copies of the bylaws or code of regulations,
as applicable, of each of the Issuer and the Subsidiary Guarantor, certified by an officer of the Issuer or the Subsidiary Guarantor, as applicable, as of the Effective Date to be true and correct and in full force and effect as of the Effective Date;

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                           (iv)     copies of resolutions of the board of
directors of each of the Issuer and the Subsidiary Guarantor approving and adopting this Amendment, the Indenture Amendment, the Replacement Notes, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of the Issuer or the Subsidiary Guarantor, as applicable, as of the Effective Date to be true and correct and in full force and effect as of the Effective Date;

                           (v)      copies of (A) certificates of good standing,
existence or its equivalent with respect to each of the Issuer and the Subsidiary Guarantor certified as of a recent date by the appropriate governmental authorities of the state of its incorporation;

                           (vi)     an incumbency certificate of each of the
Issuer and the Subsidiary Guarantor certified by a secretary or assistant secretary of each such entity to be true and correct as of the Effective Date; and

                           (vii)    all documents that Holder may reasonably
request relating to the existence of the Issuer and the Subsidiary Guarantor, the corporate authority for and the validity of this Agreement, the Indenture Amendment, the Replacement Notes, and any other matters relevant hereto, all in form and substance satisfactory to Holder in its sole good faith discretion.

                  (f) Holder shall have determined in its sole discretion that the terms of the Indenture Amendment and the Replacement Notes satisfy the criteria for a Qualifying Collateral Debt Asset as defined under the CVC Capital Indenture.

                  (g) Holder shall have received payment in full in immediately available funds of all reasonable expenses (including attorney's fees) incurred in connection with the negotiation and execution of this Amendment and all other documents, instruments and agreements executed and/or delivered in connection herewith.

                  (h) Holder shall have received such other documents and certificates as are reasonably requested by Holder or its counsel.

                  4.       Effect on Purchase Agreement.

                  (a) Except as provided in Section 1 above or as otherwise expressly contemplated hereby, the Purchase Agreement, the Indenture and the Securities shall remain in full force and effect and this Amendment shall not by implication or otherwise (i) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement, the Indenture or the Securities, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect, (ii) constitute a waiver by Holder of compliance by the Issuer with any term, provision or condition of the Purchase Agreement or any other instrument or agreement referred to therein or in the Indenture or the Securities or (iii) prejudice any right or remedy that Holder may now or in the future have under or in connection with the Purchase Agreement, the Indenture or the Securities.

                  (b) Upon the effectiveness of this Amendment, on and after the Effective Date, each reference in the Purchase Agreement, the Indenture or the Securities (including any reference therein to "this Purchase Agreement," "hereunder," "hereof," "herein" or words of like import referring thereto) shall mean and be a reference to the Purchase Agreement as modified hereby.

                  5.       Miscellaneous.

                  (a) Subsidiary Guarantor. The Subsidiary Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that,

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notwithstanding the effectiveness of this Amendment, the obligations of the
Subsidiary Guarantor under its guaranty under the Purchase Agreement, the Indenture and the Securities shall not be impaired or affected and each such guaranty is, and shall continue to be, in full force and effect and is hereby notified and confirmed in all respects.

                  (b) Notices. Any notice required or permitted pursuant to this Amendment shall be delivered in accordance with the provisions of Section 12 of the Purchase Agreement; provided, that any notice to Holder shall be so mailed, delivered or sent to: CVC Capital Funding, LLC, 399 Park Avenue, 14th Floor, New York, NY 10043 Attention: Byron L. Knief.

                  (c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISION THEREOF).

                  (d) Headings. The section and other headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

                  (e) Severability. If any term, provision or covenant of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (f) Amendment and Waiver. No amendment of any provision of this Amendment shall be effective, unless the same shall be undertaken and consummated in accordance with the terms of Section 16 of the Purchase Agreement.

                  (g) Counterparts. This Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                    * * * * *

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   ERICO INTERNATIONAL CORPORATION

                                   By: /s/ William H. Roj
                                       ----------------------------------------
                                       Name:  William H. Roj
                                       Title: President

                                   ERICO PRODUCTS, INC.,
                                   as Guarantor

                                   By: /s/ Peter B. Korte
                                       ----------------------------------------
                                       Name:  Peter B. Korte
                                       Title: General Counsel and Secretary

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The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

CVC CAPITAL FUNDING, LLC

By: /s/ Byron L. Knief
    --------------------------
    Name: Byron L. Knief
    Title: President

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                                    EXHIBIT A

                         FORM OF AMENDMENT TO INDENTURE

                                    OMITTED


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                                    EXHIBIT B

                            FORM OF REPLACEMENT NOTE

                                    OMIITTED